Barrier Optimization Securities with Partial Protection

Tactical Market Exposure to Compliment Traditional Investments

UBS AG, Jersey Branch

December 5, 2008

PROSPECTUS SUPPLEMENT (To Prospectus dated March 27, 2006)

Product Supplement

Barrier Optimization Securities with Partial Protection

Linked to Common Stock or Exchange Traded Fund Shares

UBS AG from time to time may offer and sell Barrier Optimization Securities with Partial Protection, which we refer to as the “Securities,” linked to either a single underlying common stock or shares of a single underlying Exchange Traded Fund (an “ETF”) (each, an “underlying equity”). As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name of the underlying equity to which the return on the Securities is linked and the specific manner in which such Securities may be offered, will be described in a free writing prospectus and a pricing supplement to this product supplement. If there is any inconsistency between the terms described in such free writing prospectus or pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the free writing prospectus or pricing supplement will be controlling. The general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable free writing prospectus and pricing supplement, include the following:

Issuer (Booking Branch):
UBS AG (Jersey Branch)
No Coupon:
The Securities do not pay interest during the term.
Principal Amount:
$10 per Security, unless otherwise specified in the applicable pricing supplement
Principal Protection Percentage:
The applicable pricing supplement will specify the percentage of the principal amount of the Securities that will be protected. The Principal Protection Percentage applies only if you hold the Securities to maturity and is subject to the creditworthiness of the Issuer.
Minimum Payment Amount:
Principal amount of the Securities × Principal Protection Percentage
Payment at Maturity (per $10.00):
You will receive a cash payment at maturity per $10.00 principal amount of your Securities, the amount of which will depend upon the performance of the underlying equity:

➢

If the Underlying Return is positive and the closing price of the underlying equity is never above the Price Barrier on any single trading day during the Observation Period, you will receive an amount equal to the sum of (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Underlying Return multiplied by (iii) the Participation Rate, as set forth below:

$10.00 + ($10.00 × Underlying Return × Participation Rate)

➢

If the Underlying Return is between 0% and –(Principal Protection Percentage) inclusive and the underlying equity never closes above the Price Barrier on any single trading day during the Observation Period, you will receive the principal amount of your Securities.

➢

If the Underlying Return is less than –(Principal Protection Percentage) and the closing price of the underlying equity is never above the Price Barrier on any single trading day during the Observation Period, you will receive an amount equal to the principal amount of your Securities reduced by 1% (or a fraction thereof) for each 1% (or a fraction thereof) by which the Underlying Return is less than –(Principal Protection Percentage), as set forth below:

$10.00 + ($10.00 × Underlying Return + Principal Protection Percentage)

➢

If the closing price of the underlying equity is above the Price Barrier on any single trading day during the Observation Period, you will receive (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Conditional Coupon, as set forth below:

$10.00 + ($10.00 × Conditional Coupon)
Accordingly, if the underlying equity has declined by more than the Principal Protection Percentage over the Observation Period and the closing price of the underlying equity never exceeded the Price Barrier on any single trading day during the Observation Period, you will lose some and possibly a majority, or substantially all, of your principal.
See “General Terms of the Securities—Payment at Maturity” beginning on page PS-23.
Return Barrier:
A percentage of the principal amount of the Securities that will be specified in the applicable pricing supplement.
Price Barrier:
Starting Price × (1 + Return Barrier)
Underlying Return:
Ending Price – Starting Price Starting Price
Participation Rate:
A percentage of the Underlying Return on the underlying equity that will be specified in the applicable pricing supplement.
Conditional Coupon:
A percentage of the principal amount of the Securities which will in no event be greater than the Return Barrier. The applicable pricing supplement will specify the applicable Conditional Coupon.
No Listing:
The Securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:
UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-12 of this product supplement for risks related to an investment in the Securities.

To help investors identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Categorization” on page PS-6.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Financial Services Inc.

Prospectus Supplement dated December 5, 2008

ADDITIONAL INFORMATION ABOUT THE BARRIER OPTIMIZATION SECURITIES
WITH PARTIAL PROTECTION

You should read this product supplement together with the prospectus dated March 27, 2006, relating to our Medium-Term Securities, Series A, of which the Securities are a part, and any free writing prospectus or pricing supplement that we may file with the SEC from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated March 27, 2006:

http://www.sec.gov/Archives/edgar/data/1114446/000095012306003728/y17280ae424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

Prospectus
Introduction	3
Cautionary Security Regarding Forward-Looking Information	5
Incorporation of Information About UBS AG	7
Where You Can Find More Information	8
Presentation of Financial Information	9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	10
Capitalization of UBS	10
UBS	11
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	36
Legal Ownership and Book-Entry Issuance	53
Considerations Relating to Indexed Securities	59
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	62
U.S. Tax Considerations	65
Tax Considerations Under the Laws of Switzerland	76
ERISA Considerations	78
Plan of Distribution	79
Validity of the Securities	82
Experts	82

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. Prior to the date on which an offering of Securities is priced, or the “trade date”, UBS AG will prepare a separate free writing prospectus that will apply specifically to that offering and will include the identity of the underlying equity as well as any changes to the general terms specified below. On the trade date, UBS AG will prepare a pricing supplement that, in addition to the identity of the underlying equity and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any free writing prospectus and pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean Barrier Optimization Securities with Partial Protection. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated March 27, 2006, of UBS. References to the “applicable pricing supplement” mean the pricing supplement and any free writing prospectus that describe the specific terms of your Securities.

What are the Securities?

The Barrier Optimization Securities with Partial Protection (the “Securities”) are medium-term notes issued by UBS AG, the return on which is linked to the performance of either (i) an underlying common stock or (ii) an underlying Exchange Traded Fund (an “ETF”) (each, an “underlying equity”) during a specified observation period. As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the applicable common stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. We refer to the common stock represented by an ADS as “foreign stock.” The “Observation Period” will commence on the date on which the Securities are priced (the “trade date”) and end on, and include, a date specified in the applicable pricing supplement (which will generally be a date approximately three to five business days before the maturity date of the Securities, subject to adjustment upon the occurrence of a market disruption event (as described herein), such date referred to as the “final valuation date”).

The identity of the underlying equity will be specified in the applicable pricing supplement to this product supplement.

The return on the Securities, if any, will depend on (1) the Underlying Return of the underlying equity (2) whether the Underlying Return is positive or negative and, if negative, whether the Underlying Return is less than –(Principal Protection Percentage) and (3) whether the closing price of the underlying equity is above the Price Barrier on any single day during the Observation Period. The Price Barrier is set at a certain percentage above the Starting Price and such percentage is referred to as the “Return Barrier” and will be specified in the applicable pricing supplement.

The amount payable to you at maturity per $10.00 principal amount of your Securities will be calculated as described below:

➢	If the Underlying Return is positive and the closing price of the underlying equity is never above the Price Barrier on any single trading day during the Observation Period, you will receive an amount equal to the sum of (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Underlying Return multiplied by (iii) the Participation Rate, as set forth below:

$10.00 + ($10.00 × Underlying Return × Participation Rate)

➢	If the Underlying Return is between 0% and –(Principal Protection Percentage) inclusive and the closing price of the underlying equity is never above the Price Barrier on any single trading day during the Observation Period, you will receive the principal amount of your Securities.

➢	If the Underlying Return is less than –(Principal Protection Percentage) and the closing price of the underlying equity is never above the Price Barrier on any single trading day during the Observation Period, you will receive an amount equal to the principal amount of your Securities reduced by 1% (or a fraction thereof) for each 1% (or a fraction thereof) by which the Underlying Return is less than –(Principal Protection Percentage), as set forth below:

$10.00 + ($10.00 x Underlying Return + Principal Protection Percentage)

➢	If the closing price of the underlying equity is above the Price Barrier on any single trading day during the Observation Period, you will receive (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Conditional Coupon, as set forth below:

$10.00 + ($10.00 × Conditional Coupon)

Accordingly, if the underlying equity has declined by more than the Principal Protection Percentage over the Observation Period and the closing price of the underlying equity never exceeded the Price Barrier on any single trading day during the Observation Period, you will lose some and possibly a majority, or substantially all, of your principal.

The “Underlying Return” will be calculated as follows:

Underlying Return =
Ending Price – Starting Price

Starting Price

where the “Starting Price” may be based on (i) the closing price of the underlying equity on the trade date, (ii) such other price of the underlying equity on the trade date as selected by the calculation agent in its sole discretion, or (iii) the price of the underlying equity on such other date or dates as specified in the applicable pricing supplement, in each case (i) – (iii) divided by the Share Adjustment Factor. Unless otherwise specified in the applicable pricing supplement, the Share Adjustment Factor will equal 1.0. The Share Adjustment Factor will not be adjusted except upon the occurrence of certain corporate events described under “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-27.

The “Ending Price” may be based on (i) the closing price of the underlying equity on the final valuation date, (ii) the arithmetic average of the closing prices of the underlying equity on each of several dates (the “averaging dates”), or (iii) the prices of the underlying equity on such other date or dates as specified in the applicable pricing supplement.

We will not pay you interest during the term of the Securities.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering is linked to the performance of a different underlying equity and is subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying equity to which such offering is linked and will not depend on the performance of any other offering of the Securities.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium-Term Securities, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Securities, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms will be described in Applicable Pricing Supplements

The specific terms of your Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described there supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement, and any free writing prospectus, should be read in conjunction with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

➢	Growth Potential — The Securities provide the opportunity to participate in any appreciation in the price of the underlying equity from the trade date relative to the final valuation date or any other equity valuation date up to the Return Barrier, provided the closing price of the underlying equity is never above the Price Barrier on any single trading day during the Observation Period.
➢	Partial protection of principal — You will receive at least the Minimum Payment Amount if you hold the Securities to maturity, regardless of the performance of the underlying equity. Partial principal protection only applies if the Securities are held to maturity, and is subject to the creditworthiness of the Issuer.
➢	Diversification — The Securities may provide diversification within the equity, commodities or other relevant portion of your portfolio through exposure to the underlying equity and if the underlying equity is an ETF, the securities constituting the assets of such ETF.
➢	Minimum investment — Your minimum investment is 100 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

What are some of the risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of this product supplement and the applicable pricing supplement.

➢	At maturity, you risk losing some and possibly a majority, or substantially all, of your principal — If the Underlying Return is less than –(Principal Protection Percentage) and the closing price of the underlying equity is never above the Price Barrier on any single trading day during the Observation Period, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) by which the Underlying Return is less than –(Principal Protection Percentage). Accordingly, if the underlying equity has declined by more than the Principal Protection Percentage over the Observation Period and the closing price of the underlying equity never exceeded the Price Barrier on any single day during the Observation Period, you will lose some and possibly a majority, or substantially all, of your principal.
➢	Principal protection only if you hold the Securities to maturity — You should be willing to hold your Securities to maturity. You will be entitled to receive at least the Minimum Payment Amount only if you hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the final valuation date. If you sell your Securities in the secondary market prior to maturity, you may have to sell them at a loss.
➢	Market risk — The return on the Securities, if any, is linked to the performance of the underlying equity, and will depend on (1) whether the Underlying Return is positive or negative and, if negative, whether the Underlying Return is less than –(Principal Protection Percentage) and (2) whether the closing price of the underlying equity is above the Price Barrier on any single trading day during the Observation Period. You will receive less than your principal amount of the Securities if the Underlying Return is less than –(Principal Protection Percentage), and you will receive no more than (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Conditional Coupon if the closing price of the underlying equity is above the Price Barrier on any single trading day during the Observation Period.
➢	Credit of the Issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any principal protection provided at maturity, depends on the ability of UBS, to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive the principal protection or any other amounts owed to you under the terms of the Securities.
➢	The Return Barrier limits your potential return — The appreciation potential of the Securities is limited to the Return Barrier (specified in the applicable pricing supplement), regardless of the performance of the underlying equity.
➢	Single stock or single ETF risk — The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and the issuer of the underlying equity (the “underlying equity issuer”), or, if the underlying equity is an ETF, the securities constituting the assets of an ETF, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and trading levels, interest rates and economic and political conditions.
➢	No ownership rights in the underlying equity — As a holder of the Securities, you will not have any ownership interest or rights in the underlying equity, such as voting rights, dividend payments or other distributions. In addition, the underlying equity issuer will not have any obligation to consider your interests as a holder of the Securities in taking any corporate action that might affect the value of the underlying equity and the Securities.
➢	Anti-dilution protection is limited — For certain adjustment events affecting the underlying equity, the calculation agent will make adjustments to the Share Adjustment Factor. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustment will be made in the sole discretion of the calculation agent, which will be binding on you absent manifest error. You should be aware that the calculation agent may make any such adjustment, determination or calculations in a manner that differs from that discussed in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result.
➢	No interest or dividend payments — You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the underlying equity.
➢	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market will develop for the Securities. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the initial price to public, and, as a result, you may suffer substantial losses.
➢	Owning the Securities is not the same as owning the underlying equity — The return on your Securities may not reflect the return you would realize if you actually owned the underlying equity.

For instance, you will not receive or be entitled to receive any dividend payments or other distributions over the life of the Securities.
➢	Price prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors including the price of the underlying equity, volatilities, dividends, the time remaining to the maturity of the Securities, interest rates, geopolitical conditions and economic, financial, political and regulatory or judicial events, and the creditworthiness of UBS. The principal protection and potential return will only apply at maturity, and the market price of the Securities prior to maturity will not directly correspond with the return of the underlying equity.
➢	Impact of fees on secondary market prices — Generally, the price of the Securities in the secondary market is likely to be lower than the initial public offering price since the issue price included, and the secondary market prices are likely to exclude commissions, hedging costs or other compensation paid with respect to the Securities.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying equity and/or over-the-counter options, futures or other instruments with return linked to the performance of the underlying equity, may adversely affect the market price of the underlying equity and, therefore, the market value of the Securities.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the underlying equity issuers, which may present a conflict between the obligations of UBS and you, as a holder of the Securities.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding any offering of the Securities, and which may be revised at any time. Any such research opinions or recommendations could affect the value of the underlying equity, and therefore the market value of the Securities.
➢	No adjustments for fluctuations in foreign exchange rates — The value of your Securities may not be adjusted for exchange rate fluctuations between the U.S. dollar and any other currency upon which the underlying equity is based. Therefore, if such currency appreciates or depreciates relative to the U.S. dollar over the term of the Securities, you may not receive any additional payment or incur any reduction in payment at maturity.

The Securities may be a suitable investment for you if:

➢	You seek an investment with a return linked to the performance of the underlying equity and you believe that the underlying equity will appreciate over the Observation Period and that any appreciation is unlikely to exceed the Price Barrier on any trading day during the Observation Period.
➢	You seek an investment that offers principal protection on the Securities when held to maturity. The actual Principal Protection Percentage will be specified in the applicable pricing supplement.
➢	You are willing and able to lose 1% of your principal amount of the Securities for every 1% that the Underlying Return is less than –(Principal Protection Percentage) if the closing price of the underlying equity is never above the Price Barrier on any trading day during the Observation Period.
➢	You are willing to invest in Securities whose return is subject to a cap that is equal to the Return Barrier.
➢	You are willing to forego dividends paid on the underlying equity.
➢	You are willing to hold the Securities to maturity.
➢	You do not seek current income from this investment.
➢	You are comfortable with creditworthiness of UBS, as Issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You do not believe the underlying equity will appreciate over the Observation Period, or you believe the underlying equity will appreciate over the Observation Period in an amount that exceeds the Price Barrier.
➢	You seek an investment that is 100% principal protected.
➢	You seek an investment whose return is not subject to a cap that is equal to the Return Barrier.
➢	You are unable or unwilling to hold the Securities to maturity.
➢	You prefer the lower risk, and therefore accept the potentially lower returns, of non-structured fixed income investments with comparable maturities and credit ratings.
➢	You prefer to receive the dividend (if any) paid on the underlying equity.
➢	You seek current income from your investments.
➢	You seek an investment for which there will be an active secondary market.
➢	You are unable or unwilling to assume the credit risk associated with UBS as Issuer of the Securities.

Structured Product Categorization

To help investors identify appropriate Structured Products, UBS organizes its Structured Products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of Structured Products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular Structured Product.

➢	Protection Strategies are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.
➢	Optimization Strategies are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Performance Strategies are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

“Partial protection,” if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. “Contingent protection,” if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the asset does decline below the specified threshold, all principal protection is lost.

Classification of Structured Products into categories is not intended to guarantee particular results or performance.

What are the tax consequences of the Securities?

The tax treatment of the Securities will be described in the applicable pricing supplement.

What are the steps to calculate payment at maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities.

Step 1: Calculate the Underlying Return.

The Underlying Return is based on the difference between the price or prices of the underlying equity on the equity valuation date(s) and the trade or other specified date or dates, expressed as a percentage of the Starting Price of the underlying equity, calculated as follows:

Underlying Return =
Ending Price – Starting Price

Starting Price

The “Starting Price” may be based on (i) the closing price of the underlying equity on the trade date specified in the applicable pricing supplement, (ii) such other price of the underlying equity on the trade date as selected by the calculation agent in its sole discretion or (iii) the price of the underlying equity on such other date or dates as specified in the applicable pricing supplement, in each case (i) – (iii) divided by the Share Adjustment Factor. Unless otherwise specified in the applicable pricing supplement, the Share Adjustment Factor will equal 1.0. The Share Adjustment Factor will not be adjusted except upon the occurrence of certain corporate events described under “General Terms of the Securities —  Antidilution Adjustments” beginning on page PS-27.

The “Ending Price” may be based on (i) the closing price of the underlying equity on the final valuation date, (ii) the arithmetic average of the closing price of the underlying equity on each of the averaging dates, or (iii) the closing price(s) of the underlying equity on such other date(s) as specified in the applicable pricing supplement, subject to adjustment upon the occurrence of a market disruption event as described herein. We refer to such date(s) as the “equity valuation date(s)“ in this product supplement.

Step 2: Determine if the closing price of the underlying equity exceeded the Price Barrier on any single trading day during the Observation Period.

Step 3: Determine if the Underlying Return is positive or negative and, if negative, whether the Underlying Return is less than –(Principal Protection Percentage).

Step 4: Calculate the cash payment at maturity.

➢	If the Underlying Return is positive and the closing price of the underlying equity is never above the Price Barrier on any single trading day during the Observation Period, you will receive an amount equal to the sum of (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Underlying Return multiplied by (iii) the Participation Rate, as set forth below:

$10.00 + ($10.00 × Underlying Return × Participation Rate)

➢	If the Underlying Return is between 0% and –(Principal Protection Percentage) inclusive and the closing price of the underlying equity is never above the Price Barrier on any single trading day during the Observation Period, you will receive the principal amount of your Securities.
➢	If the Underlying Return is less than –(Principal Protection Percentage) and the closing price of the underlying equity is never above the Price Barrier on any single trading day during the Observation Period, you will receive an amount equal to the principal amount of your Securities reduced by 1% (or a fraction thereof) for each 1% (or a fraction thereof) by which the Underlying Return is less than –(Principal Protection Percentage), as set forth below:

$10.00 + ($10.00 × Underlying Return + Principal Protection Percentage)

➢	If the closing price of the underlying equity is above the Price Barrier on any single trading day during the Observation Period, you will receive (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Conditional Coupon, as set forth below:

$10.00 + ($10.00 × Conditional Coupon)

Accordingly, if the underlying equity has declined by more than the Principal Protection Percentage over the Observation Period and the closing price of the underlying equity never exceeded the Price Barrier on any single trading day during the Observation Period, you will lose some and possibly a majority, or substantially all, of your principal.

Hypothetical examples and return table of how the Securities perform at maturity

The examples and return table below are based on the following assumptions:

Principal Amount:	$10.00
Starting Price:	$50.00 (hypothetical)
Principal Protection Percentage:	25% at maturity
Term:	12 months
Return Barrier:	45%
Price Barrier:	$72.50, which is 45% above the Starting Price
Participation Rate:	100%
Conditional Coupon:	4.00%

Example 1 — The Ending Price of the underlying equity is $65.00 and the closing price of the underlying equity never exceeded the Price Barrier on any trading day during the Observation Period

Calculation of cash payment at maturity on the Securities

The Underlying Return is 30%, as set forth below:

Ending Price – Starting Price

Starting Price

 =
65.00 – 50.00

50.00

= 30%

Since the Underlying Return is positive and the closing price of the underlying equity never exceeded the Price Barrier on any trading day during the Observation Period, investors would receive at maturity the principal amount of each Security plus a payment equal to 100% of the Underlying Return, as set forth below:

Payment at maturity per $10.00
Security principal amount	=	$10.00 + ($10.00 × Underlying Return × Participation Rate)
	=	$10.00 + ($10.00 × (30% × 100%))
	=	$10.00 + $3.00
	=	$13.00

Example 2 — The Ending Price of the underlying equity is $45.00 and the closing price of the underlying equity never exceeded the Price Barrier on any trading day during the Observation Period

Calculation of cash payment at maturity on the Securities

The Underlying Return is -10%, as set forth below:

Ending Price – Starting Price

Starting Price

 =
45.00 – 50.00

50.00

= -10%

Since the Underlying Return is between 0% and -25% inclusive and the closing price of the underlying equity never exceeded the Price Barrier on any trading day during the Observation Period, investors would receive at maturity the principal amount of each Security:

  Payment at maturity per $10.00 Security principal amount = $10.00

Example 3 — The Ending Price of the underlying equity is $30.00 and the closing price of the underlying equity never exceeded the Price Barrier on any trading day during the Observation Period

Calculation of cash payment at maturity on the Securities

The Underlying Return is -40%, as set forth below:

Ending Price – Starting Price

Starting Price

 =
30.00 – 50.00

50.00

= -40%

Since the Underlying Return is less than -25% and the closing price of the underlying equity never exceeded the Price Barrier on any trading day during the Observation Period, investors would receive at maturity the principal amount of each Security reduced by 1% (or a fraction thereof) for each 1% (or a fraction thereof) by which the Underlying Return is less than -25%, as set forth below:

Payment at maturity per $10.00 Security principal amount	=	$10.00 + ($10.00 × (Underlying Return + 25%))
	=	$10.00 + ($10.00 × (-40% + 25%))
	=	$10.00 + ($10.00 × -15%)
	=	$10.00 - $1.50
	=	$8.50

Example 4 — The Ending Price of the Underlying Equity is $66.50 and the closing price of the underlying equity exceeded the Price Barrier on at least one trading day during the Observation Period

Calculation of cash payment at maturity on the Securities

The Underlying Return is 33%, as set forth below:

Ending Price – Starting Price

Starting Price

 =
66.50 – 50.00

50.00

= 33%

Since the closing price of the underlying equity exceeded the Price Barrier on at least one trading day during the Observation Period, investors would receive at maturity (a) the principal amount of each Security plus (b) the product of (i) the principal amount of each Security multiplied by (ii) the Conditional Coupon, as set forth below:

Payment at maturity per $10.00 Security principal amount	=	$10.00 + ($10.00 × Conditional Coupon)
	=	$10.00 + ($10.00 × 4.00%)
	=	$10.00 + $0.40
	=	$10.40

Example 5 — The Ending Price of the underlying equity is $33.50 and the closing price of the underlying equity exceeded the Price Barrier on at least one trading day during the Observation Period

Calculation of cash payment at maturity on the Securities

The Underlying Return is -33%, as set forth below:

Ending Price – Starting Price

Starting Price

 =
33.50 – 50.00

50.00

= -33%

Since the closing price of the underlying equity exceeded Price Barrier on at least one trading day during the Observation Period, investors would receive at maturity (a) the principal amount of each Security plus (b) the product of (i) the principal amount of each Security multiplied by (ii) the Conditional Coupon, as set forth below:

Payment at maturity per $10.00 Security principal amount	=	$10.00 + ($10.00 × Conditional Coupon)
	=	$10.00 + ($10.00 x 4.00%)
	=	$10.00 + $0.40
	=	$10.40

The following table illustrates the payment at maturity for a $10.00 Security on a hypothetical offering of the Securities:

		No Closing above Price Barrier(1)		Closing above Price Barrier (2)
Ending Price	Underlying Return	Payment at Maturity	Return on Securities at Maturity(3)	Payment at Maturity	Return on Securities at Maturity
$100.00	100.0%	N/A	N/A	$10.40	4.00%
$ 95.00	90.0%	N/A	N/A	$10.40	4.00%
$ 90.00	80.0%	N/A	N/A	$10.40	4.00%
$ 85.00	70.0%	N/A	N/A	$10.40	4.00%
$ 80.00	60.0%	N/A	N/A	$10.40	4.00%
$ 75.00	50.0%	N/A	N/A	$10.40	4.00%
$ 72.50	45.0%	$14.50	45.00%	$10.40	4.00%
$ 70.00	40.0%	$14.00	40.00%	$10.40	4.00%
$ 65.00	30.0%	$13.00	30.00%	$10.40	4.00%
$ 60.00	20.0%	$12.00	20.00%	$10.40	4.00%
$ 55.00	10.0%	$11.00	10.00%	$10.40	4.00%
$ 52.50	5.0%	$10.50	5.00%	$10.40	4.00%
$ 50.00	0%	$10.00	0.00%	$10.40	4.00%
$ 47.50	-5%	$10.00	0.00%	$10.40	4.00%
$ 45.00	-10%	$10.00	0.00%	$10.40	4.00%
$ 40.00	-20%	$10.00	0.00%	$10.40	4.00%
$ 37.50	-25%	$10.00	0.00%	$10.40	4.00%
$ 35.00	-30%	$9.50	-5.00%	$10.40	4.00%
$ 30.00	-40%	$8.50	-15.00%	$10.40	4.00%
$ 25.00	-50%	$7.50	-25.00%	$10.40	4.00%
$ 20.00	-60%	$6.50	-35.00%	$10.40	4.00%
$ 15.00	-70%	$5.50	-45.00%	$10.40	4.00%
$ 10.00	-80%	$4.50	-55.00%	$10.40	4.00%
$ 5.00	-90%	$3.50	-65.00%	$10.40	4.00%
$ 0.00	-100%	$2.50	-75.00%	$10.40	4.00%
(1)	The closing price of the underlying equity is never above the Price Barrier on any single trading day during the Observation Period.
(2)	The closing price of the underlying equity is above the Price Barrier on any single trading day during the Observation Period.
(3)	Percentages have been rounded for ease of analysis.

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities at maturity and the cash payment amounts that could be delivered for each of your Securities on the stated maturity date based on a range of hypothetical starting prices and ending prices of the underlying equity and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical ending prices of the underlying equity on the final valuation date or dates or on any trading day during the Observation Period could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on closing prices for the underlying equity that may not be achieved on the applicable final valuation date or dates or on any trading day during the Observation Period and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amount on your Securities on the stated maturity date may bear little or no relationship to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little or no relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the underlying equity. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the underlying equity:

➢	the return on such a direct investment would depend solely upon the relative appreciation or depreciation of the underlying equity during the term of the Securities, and not on whether the closing price of the underlying equity has exceeded the Price Barrier on any trading day during the Observation Period;
➢	in the case of direct investment in the underlying equity, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;
➢	in the case of direct investment in the underlying equity, the return could include rights that you will not have as an investor in the Securities; and
➢	an investment directly in the underlying equity is likely to have tax consequences that are different from an investment in the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-12 of this product supplement.

We cannot predict the closing price of the underlying equity or, therefore, whether the price of the underlying equity will close above the Price Barrier on any single trading day during the Observation Period. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment amount that will be delivered in respect of your Securities on the stated maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest directly in the underlying equity.

Risk Factors

The return on the Securities is linked to the performance of the underlying equity and will depend on whether the Underlying Return is positive or negative and, if negative, whether the Underlying Return is less than –(Principal Protection Percentage), and whether the closing price of the underlying equity is above the Price Barrier on any single trading day during the Observation Period. Investing in the Securities is not equivalent to a direct investment in the underlying equity. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Securities.

At maturity, you may lose some and possibly a majority, or substantially all, of your principal.

If the Underlying Return is less than –(Principal Protection Percentage) and the closing price of the underlying equity is never above the Price Barrier on any single trading day during the Observation Period, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) by which the Underlying Return is less than –(Principal Protection Percentage). Accordingly, if the underlying equity has declined by more than the Principal Protection Percentage over the Observation Period, you will lose some and possibly a majority, or substantially all, of your principal.

The Securities are intended to be held to maturity. Your principal is protected only if you hold your Securities to maturity.

You will receive at least the Minimum Payment Amount if you hold your Securities to maturity. If you sell your Securities in the secondary market prior to maturity, you will not receive principal protection on the portion of your Securities sold. You should be willing to hold your Securities to maturity.

The return on the Securities is dependent on the performance of the underlying equity.

The return on the Securities, if any, is linked to the performance of the underlying equity, and will depend on (1) whether the Underlying Return is positive or negative and, if negative, whether the Underlying Return is less than –(Principal Protection Percentage) and (2) whether the closing price of the underlying equity is above the Price Barrier on any single trading day during the Observation Period. You will receive less than your principal amount of the Securities if the Underlying Return is less than –(Principal Protection Percentage), and you will receive no more than (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Conditional Coupon if the closing price of the underlying equity is above the Price Barrier on any single trading day during the Observation Period.

The Return Barrier feature of the Securities limits your appreciation potential.

The appreciation potential of the Securities is limited to the Return Barrier (a percentage to be specified in the applicable pricing supplement), regardless of the performance of the underlying equity. If the closing price of the underlying equity is above the Price Barrier, which is calculated based on the Return Barrier, on any single trading day during the Observation Period, your payment for each $10.00 of principal amount of your Securities will be limited to (a) $10.00 plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Conditional Coupon. The Conditional Coupon will in no event be greater than the Return Barrier. Accordingly, the Return Barrier for your Securities may cause you to earn a return that is less than the return on a direct investment in a security the return on which is based solely on the performance of the underlying equity over the term of your Securities without limitation. The likelihood of the closing price of the underlying equity exceeding the Price Barrier on any single trading day during the Observation Period will depend in large part on the volatility of the underlying equity — the frequency and magnitude of changes in the price of the underlying equity. The underlying equity may have experienced significant volatility in the past.

Risk Factors

Any payment on the Securities is subject to the creditworthiness of the Issuer, UBS. The Securities are senior unsecured debt obligations of the Issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any principal protection provided at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default in its obligations, you may not receive the principal protection or any other amounts owed to you under the terms of the Securities.

Owning the Securities is not the same as owning the underlying equity.

The return on your Securities at maturity may not reflect the return you would realize if you actually owned the underlying equity and held such investment for a similar period because:

➢	if the underlying equity has declined in value sufficiently below –(Principal Protection Percentage) and the closing price of the underlying equity has never exceeded the Price Barrier on any single trading day during the Observation Period, you will receive the Minimum Payment Amount if the Securities are held to maturity; and
➢	if the closing price of the underlying equity is above the Price Barrier on any single trading day during the Observation Period, your return will be limited to (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Conditional Coupon.

Even if the price of the underlying equity increases during the Observation Period, the market value of the Securities may not increase by the same amount. It is also possible for the price of the underlying equity to increase while the market value of the Securities declines.

There may not be an active trading market in the Securities — sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, you will not receive principal protection.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the price of the underlying equity on any trading day and whether the closing price of the underlying equity has exceeded the Price Barrier on any single trading day during the Observation Period will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying equity (i.e., the frequency and magnitude of changes in the price of the underlying equity over the term of the Securities);
➢	the dividend rate paid on the underlying equity (while not paid to the holders of the Securities, dividend payments on the underlying equity may influence the market price of the underlying equity, and therefore affect the market value of the Securities);

Risk Factors

➢	interest rates in the markets;
➢	the time remaining to the maturity of the Securities;
➢	if the underlying equity is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the foreign stock is traded;
➢	if the underlying equity is an ETF that invests in securities that are traded in non-U.S. markets, or if the underlying equity is substituted or replaced by securities that are quoted and traded in a foreign currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;
➢	if the underlying equity is an ETF, the fact that the ETF may be subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;
➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market maker;
➢	economic, financial, political, regulatory, or judicial events that affect the price of the underlying equity or that affect stock markets generally; and
➢	the creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The formula for calculating the payment at maturity of the Securities does not take into account all developments in the underlying equity.

Changes in the underlying equity during the term of the Securities before the final valuation date may not be reflected in the calculation of the amount payable at maturity of the Securities. The calculation agent will calculate this amount by comparing only the price of the underlying equity on the trade date (divided by the Stock Adjustment Factor as the same may be adjusted upon the occurrence of certain corporate events described in “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-27) relative to the price of the underlying equity on the final valuation date. No other prices or values will be taken into account.

You have limited antidilution protection.

The calculation agent for the Securities will, in its sole discretion, adjust the Share Adjustment Factor, for certain events affecting the underlying equity, such as stock splits and stock dividends, and certain other corporate actions involving the underlying equity issuer. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying equity. For example, the calculation agent is not required to make any adjustments if the underlying equity issuer or anyone else makes a partial tender offer or a partial exchange offer for that underlying equity. Consequently, this could affect the calculation of the return for any affected underlying equity and, therefore, the market value of the Securities and the amount payable at maturity of your Securities. In addition, all determinations and calculations concerning any such adjustment will be made in the sole discretion of the calculation agent, which will be binding on you absent manifest error. You should be aware that the calculation agent may make any such adjustment, determination or calculations in a manner that differs from that discussed in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result. You should refer to “General Terms of the Securities — Antidilution Adjustments” on page PS-27 for a description of the general circumstances in which the calculation agent will make such adjustments.

Risk Factors

In some circumstances, the payment you receive on the Securities may be based on a security of another issuer or another asset and not the underlying equity.

If the underlying equity is common stock, following certain corporate events relating to the applicable underlying equity issuer, where such issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor company, which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. We describe the corporate events that can lead to these adjustments in the section of this product supplement called “General Terms of the Securities — Antidilution Adjustments” on page PS-27. The calculation agent will have broad discretion to achieve an equitable result in making such adjustments and determinations.

If the underlying equity is an ADS and the ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulation Authority (“FINRA”), or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, the amount you receive at maturity will be based on the common stock represented by the ADS. Such delisting of the ADS or termination of the ADS facility and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such delisting of the ADS or termination of the ADS facility and the consequent adjustments in the section of this product supplement called “General Terms of Securities — Delisting of ADSs or Termination of ADS Facility”.

If the underlying equity is delisted or trading of the underlying equity is suspended, the amount you receive at maturity may be based on a security issued by another issuer (including a security issued by a non-U.S. issuer) and not the underlying equity. Such delisting or termination of the applicable underlying equity and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such delisting or termination of the underlying equity and the consequent adjustments in the section of this product supplement called “General Terms of the Securities — Delisting or Suspension of Trading of Common Stock” and “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF”.

Historical performance of the underlying equity should not be taken as an indication of the future performance of the underlying equity during the Observation Period.

The historical performance of the underlying equity should not be taken as an indication of the future performance of the underlying equity. As a result, it is impossible to predict whether the price of the underlying equity will rise or fall. Trading prices of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of such underlying equity, as discussed above.

Trading and other transactions by UBS or its affiliates in the underlying equity, futures, options, exchange-traded funds or other derivative products on such underlying equity may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-39, UBS or its affiliates may hedge their obligations under the Securities by purchasing the underlying equity, futures or options on the underlying equity, or securities constituting the assets of an ETF or other derivative instruments with returns linked or related to changes in the performance of the underlying equity or securities constituting the assets of an ETF and they may adjust these hedges by, among other things, purchasing or selling the underlying equity or securities constituting the assets of an ETF, futures, options, or other derivative instruments with returns linked or related to changes in the performance of the underlying equity at any time. Although they are not expected to, any of these hedging activities may adversely affect the market

Risk Factors

price of such underlying equity and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the underlying equity or securities constituting the assets of an ETF and other investments relating to the underlying equity or securities constituting the assets of an ETF on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the underlying equity and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the underlying equity. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying equity or securities constituting the assets of an ETF that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the price of the underlying equity, could be adverse to such holders’ interests as beneficial owners of the Securities.

In the case of Securities linked to common stock as the underlying equity, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the relevant stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the underlying equity and, therefore, the market value of the Securities.

You will not receive interest payments on the Securities or dividend payments on the underlying equity, or have shareholder rights in the underlying equity.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the underlying equity. As an owner of the Securities, you will not have voting rights or any other rights that holders of the underlying equity may have. Similarly, if the Securities are linked to non-U.S. equity securities issued through depositary arrangements like ADSs, you will not have the rights of owners of such ADSs or the foreign stock.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the value of the underlying equity and therefore the market value of the Securities.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may publish research or other opinions that call into question the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities, and the underlying equity to which the Securities are linked.

Risk Factors

UBS and its affiliates have no affiliation with the underlying equity issuers or, if the underlying equity is an ETF, the securities constituting the assets of an ETF, and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

We and our affiliates are not affiliated with the underlying equity issuers, or, if the underlying equity is an ETF, issuers of the securities constituting the assets of an ETF, in any way and we have no ability to control or predict their actions, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity, and we have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting the underlying equity issuers. The underlying equity issuers are not involved in the offering of the Securities in any way and have no obligation to consider your interests as an owner of the Securities in taking any corporate actions that might affect the market value of your Securities or your payment at maturity. The underlying equity issuers may take actions that will adversely affect the market value of the Securities.

The Securities are unsecured debt obligations of UBS only and are not obligations of the underlying equity issuers. None of the money you pay for the Securities will go to the underlying equity issuers.

This product supplement relates only to the Securities and does not relate to the underlying equity or its issuer.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying equity to which your Securities are linked from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the respective underlying equity contained in any pricing supplement. You, as an investor in the Securities, should make your own independent investigation into the respective underlying equity for your Securities.

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Securities at maturity. For a fuller description of the calculation agent’s role, see “Specific Terms of the Securities — Role of Calculation Agent” on page PS-38. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying equity has occurred or is continuing on any equity valuation date. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent can postpone the determination of the Ending Price or the maturity date if a market disruption event occurs on any equity valuation date or the final valuation date, as the case may be.

If the calculation agent determines that a market disruption event has occurred or is continuing on any equity valuation date or the final valuation date, such equity valuation date or final valuation date will be postponed until the first business day on which no market disruption event occurs or is continuing. If such a postponement occurs, then the calculation agent will instead use the relevant price of the underlying equity on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will any equity valuation date or the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Securities could also be postponed, although not by more than ten business days.

If any equity valuation date or the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the relevant equity

Risk Factors

valuation date or final valuation date, as the case may be. If the relevant price of the underlying equity is not available on the last possible day that qualifies as the relevant equity valuation date or the final valuation date, as the case may be, either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate in its sole discretion of the relevant price of the underlying equity that would have prevailed in the absence of the market disruption event or such other reason. See “General Terms of the Securities — Market Disruption Event” on page PS-26.

An investment in the Securities may be subject to risks associated with non-U.S. securities markets.

The underlying equity to which your Securities may be linked may be issued by non-U.S. companies and may trade on non-U.S. exchanges or may be an ADS representing foreign stock. In addition, following certain corporate events affecting the underlying equity or following delisting or termination of the underlying equity, the underlying equity may be substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency. An investment in Securities linked to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks. Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on United States exchanges. Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

We describe the possible substitution or replacement of the underlying equity by the security of a non-U.S. company following certain corporate events under “General Terms of the Securities — Antidilution Adjustments —  Reorganization Events”. We describe the possible substitution or replacement of the underlying equity by the security of a non-U.S. company, including foreign stock represented by an ADS, following delisting or termination of the underlying equity under “General Terms of the Securities — Delisting or Suspension of Trading of Common Stock” and “General Terms of the Securities — Delisting of ADSs or Termination of ADS Facility”.

Any underlying equity that is issued by a non-U.S. company and that is traded on a non-U.S. exchange will be specified in the applicable pricing supplement.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Securities in secondary market transactions will likely be lower than the initial price to the public, since the initial price to the public included, and

Risk Factors

secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

The respective issuer of the underlying equity — and thus the underlying equity — is subject to various market risks.

The respective issuer of the underlying equity or, if the underlying equity is an ETF, each company whose securities constitute the assets of the ETF (each, the “underlying equity issuer”) is subject to various market risks. Consequently, the price of the underlying equity may fluctuate depending on the respective markets in which the respective underlying equity issuer operates. The price of the underlying equity can rise or fall sharply due to factors specific to the underlying equity and each underlying equity issuer, such as equity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. The applicable pricing supplement will provide a brief description of the underlying equity issuer and the equity to which the Securities we offer are linked.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where: (1) the underlying equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency and that may trade differently from the ADS, or (2) the underlying equity is substituted or replaced by a security that is quoted and traded in a foreign currency. Such substitution or replacement of the underlying equity by a security issued by a non-U.S. company may occur following certain corporate events affecting the underlying equity (as described under “General Terms of the Securities — Antidilution Adjustments — Reorganization Events” on page PS-31) or following delisting or termination of the underlying equity (as described under “General Terms of the Securities — Delisting or Suspension of Trading of Common Stock” on page PS-33 “General Terms of the Securities — Delisting of ADSs or Termination of ADS Facility” on PS-34).

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the foreign stock on non-U.S. securities markets and, as a result, may affect the value of the Securities. As a consequence, such fluctuations could adversely affect an investment in the Securities if: (1) if the underlying equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency or (2) if, the underlying equity is substituted or replaced by a security that is quoted and traded in a foreign currency.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions

Risk Factors

could adversely affect an investment in the Securities if: (1) if the underlying equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency or (2) if, the underlying equity is substituted or replaced by a security issued by a non-U.S. company that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the Securities in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear any such risks.

The return on the Securities may not be adjusted for changes in exchange rates that might affect the underlying equity.

The underlying equity to which your Securities may be linked, or a component comprising such underlying equity, may be traded in currencies other than U.S. dollars. However, even if that is the case, your Securities are denominated in U.S. dollars and the value of your Securities may not be adjusted for exchange rate fluctuations between the U.S. dollar and any other currency upon which such underlying equity, or a component comprising such underlying equity, is based. Therefore, if such currency appreciates or depreciates relative to the U.S. dollar over the term of the Securities, you may not receive any additional payment or incur any reduction in payment at maturity. Your net exposure may depend on the extent to which the currencies upon which the underlying equity, or a component comprising such underlying equity, are based strengthen or weaken relative to the U.S. dollar. If the U.S. dollar strengthens relative to the currencies upon which the underlying equity, or a component comprising such underlying equity, is based, the value of any such underlying equity may be adversely affected, and the payment at maturity of the Securities may be reduced. Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;
➢	existing and expected interest rate levels;
➢	the balance of payments; and
➢	the extent of governmental surpluses or deficits in any relevant jurisdiction, including the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the government of any relevant foreign jurisdiction, the United States and other jurisdictions important to international trade and finance.

Any underlying equity that is traded in a currency other than U.S. dollars will be specified in the applicable pricing supplement.

If the underlying equity is an ADS, the value of the ADSs may not completely track the price of the underlying equity issuer’s common stock.

If the underlying equity is an ADS, you should be aware that the value of the ADSs upon which an offering of the Securities is based may not completely track the value of the underlying common stock represented by the ADSs. Active trading volume and efficient pricing for the underlying equity issuer’s common stock on the stock exchange(s) on which that common stock principally trades will usually, but not necessarily, indicate similar characteristics in respect of the ADSs. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADSs than for the underlying common stock. Since holders of the ADSs may surrender the ADSs to take delivery of and trade the underlying common stock (a characteristic that allows investors in ADSs to take advantage of price differentials between different markets), an illiquid market for the underlying common stock generally will result in an illiquid market for the ADSs representing such underlying common stock.

Risk Factors

If the underlying equity is an ADS, the trading price of the ADSs and the trading price of the Securities linked to the ADSs will be affected by conditions in the markets where those ADSs principally trade.

Although the market price of ADSs upon which an offering of Securities is based is not directly tied to the trading price of the underlying equity issuer’s common stock in the non-U.S. markets where such common stock principally trades, the trading price of ADSs is generally expected to track the U.S. dollar value of the currency of the country where the underlying equity issuer’s common stock principally trades and the trading price of the underlying equity issuer’s common stock on the stock exchange(s) where such common stock principally trades. This means that the trading value of any ADSs upon which an offering of the Securities is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the underlying equity issuer’s common stock principally trades and by factors affecting the stock exchange(s) where such common stock principally trades.

One of our affiliates may serve as the depositary for the ADSs that may constitute the underlying equity.

One of our affiliates may serve as the depositary for some foreign companies that issue ADSs. If the underlying equity is an ADS and one of our affiliates serves as depositary for such ADSs, the interests of our affiliate, in its capacity as depositary for the ADSs, may be adverse to your interests as a holder of Securities.

Securities linked to common stock are subject to single stock risk, and Securities linked to an ETF are subject to a single ETF risk.

The market price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and its issuer, or, if the underlying equity is an ETF, the securities constituting the assets of an ETF, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions.

The value of underlying ETF shares may not completely track the value of the securities in which the ETF invests.

If the underlying equity is an ETF, you should be aware that, although the trading characteristics and valuations of the ETF will usually mirror the characteristics and valuations of the securities in which that ETF invests, the value of the ETF may not completely track the value of the securities in which that ETF invests. The value of the ETF will reflect transaction costs and fees that the securities in which the ETF invests do not have.

In addition, although ETF shares may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of the applicable ETF or that there will be liquidity in the trading market.

Securities based upon the shares of an ETF may be subject to additional currency exchange rate risk.

If the Securities are based upon an ETF that invests in non-U.S. markets, the trading price of the stocks in which the ETF invests generally will reflect the U.S. dollar value of those stocks. Therefore, holders of Securities based upon an ETF that invests in non-U.S. markets will be exposed to currency exchange rate risk with respect to the currency in which such stocks trade. An investor’s net exposure will depend on the extent to which the non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each stock in the ETF’s portfolio. If, taking into account such weighting, the dollar strengthens against the non-U.S. currency, the value of the stocks in which an ETF invests will be adversely affected and the value of the Securities may decrease.

Valuation of the Securities

Each offering of the Securities is linked to the performance of a different underlying equity and is subject to the particular terms set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend on the performance of the underlying equity to which such offering is linked and will not depend on the performance of any other offering of the Securities.

At maturity. Your cash payment at maturity will depend upon the performance of the underlying equity and (1) whether the Underlying Return is positive or negative and, if negative, whether the Underlying Return is less than –(Principal Protection Percentage) and (2) whether the underlying equity closes above the Price Barrier on any single trading day during the Observation Period as described under “General Terms of the Securities — Payment at Maturity.”

Prior to maturity. The market value of the Securities will be affected by several factors many of which are beyond our control. We expect that generally the price of the underlying equity on any trading day and whether the closing price of the underlying equity has exceeded the Price Barrier on any single trading day during the Observation Period will affect the market value more than any other single factor. Other factors that may influence the market value of the Securities include, but are not limited to, supply and demand, exchange rates, the volatility of the underlying equity, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See “Risk Factors” beginning on page PS-12 for a discussion of the factors that may influence the market value of the Securities prior to maturity.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon

We will not pay you interest during the term of the Securities.

Denominations

Each offering of the Securities will have a principal amount of $10.00 per Security, unless otherwise specified in the applicable pricing supplement.

Payment at Maturity

At maturity, the amount payable to you at maturity per $10.00 principal amount of your Securities will be calculated as described below:

➢	If the Underlying Return is positive and the closing price of the underlying equity is never above the Price Barrier on any single trading day during the Observation Period, you will receive an amount equal to the sum of (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Underlying Return multiplied by (iii) the Participation Rate, as set forth below:

$10.00 + ($10.00 × Underlying Return × Participation Rate)

➢	If the Underlying Return is between 0% and –(Principal Protection Percentage) inclusive and the closing price of the underlying equity is never above the Price Barrier on any single trading day during the Observation Period, you will receive the principal amount of your Securities.
➢	If the Underlying Return is less than –(Principal Protection Percentage) and the closing price of the underlying equity is never above the Price Barrier on any single trading day during the Observation Period, you will receive an amount equal to the principal amount of your Securities reduced by 1% (or a fraction thereof) for each 1% (or a fraction thereof) by which the Underlying Return is less than –(Principal Protection Percentage), as set forth below:

$10.00 + ($10.00 x Underlying Return + Principal Protection Percentage)

➢	If the closing price of the underlying equity is above the Price Barrier on any single trading day during the Observation Period, you will receive (a) the principal amount of your Securities plus (b) the product of (i) the principal amount of your Securities multiplied by (ii) the Conditional Coupon, as set forth below:

$10.00 + ($10.00 × Conditional Coupon)

General Terms of the Securities

Accordingly, if the underlying equity has declined by more than the Principal Protection Percentage over the Observation Period and the closing price of the underlying equity never exceeded the Price Barrier on any single trading day during the Observation Period, you will lose some and possibly a majority, or substantially all, of your principal.

The “Underlying Return” is the difference between the Ending Price and the Starting Price, expressed as a percentage of the Starting Price, calculated as follows:

Underlying Return =
Ending Price – Starting Price

Starting Price

The “Starting Price” may be based on (i) the closing price of the underlying equity on the trade date specified in the applicable pricing supplement, (ii) such other price of the underlying equity on the trade date as selected by the calculation agent in its sole discretion, or (iii) the price of the underlying equity on such other date or dates as specified in the applicable pricing supplement, in each case (i) – (iii) divided by the Share Adjustment Factor. Unless otherwise specified in the applicable pricing supplement, the Share Adjustment Factor will equal 1.0. The Share Adjustment Factor will not be adjusted except upon the occurrence of certain corporate events described under “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-27.

The “Ending Price” may be based on (i) the closing price of the underlying equity on the final valuation date, (ii) the arithmetic average of the closing price of the underlying equity on each of the averaging dates, or (iii) the closing price(s) of the underlying equity on such other date(s) as specified in the applicable pricing supplement, subject in each case to adjustment upon the occurrence of a market disruption event as described herein. We refer to such date(s) as the “equity valuation date(s)” in this product supplement.

The “Price Barrier” is the price that is a certain percentage (equal to the Return Barrier) above the Starting Price.

The “Observation Period” will commence on the trade date and end on, and include, the final valuation date (which will generally be a date approximately three to five business days before the maturity date of the Securities, subject to adjustment upon the occurrence of a market disruption event).

The applicable pricing supplement will specify the trade date and the final valuation date, or other equity valuation date(s) (if any) as well as the respective terms of each offering of the Securities, including the identity of the underlying equity, the Starting Price and the Return Barrier.

We may issue separate offerings of the Securities that are identical in all respects, except that each individual offering is linked to the performance of a different underlying equity and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend upon the performance of the underlying equity to which such offering is linked and will not depend in any way on the performance of any other offering of the Securities.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date, the maturity date will be automatically postponed to maintain the same number of business days between the final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. As discussed below under “ — Final Valuation Date; Equity Valuation Dates”, the calculation agent may postpone the final

General Terms of the Securities

valuation date or dates if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “ — Market Disruption Event” below.

The postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date; Equity Valuation Dates

The final valuation date and any other equity valuation dates for your Securities will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, the final valuation date or relevant equity valuation date will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date or any other equity valuation date for the Securities be postponed by more than ten business days.

The postponement of the final valuation date or any other equity valuation date for one offering of the Securities will not affect the final valuation date or any equity valuation date for any other offering of the Securities.

Closing Price

The “closing price” for an underlying equity (or one unit of any other security for which a closing price must be determined) on any trading day means:

➢	if the underlying equity (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying equity (or such other security) during the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying equity (or any such other security) is listed or admitted to trading; or
➢	if, following certain corporate events affecting the underlying equity or following delisting or termination of the underlying equity the underlying equity is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency, the official closing price for such non-U.S. security on the primary foreign exchange (if any) on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion procedure described below under “General Terms of the Securities — Antidilution Events — Reorganization Events” beginning on page PS-31. (We describe the possible substitution or replacement of the underlying equity by the security of a non-U.S. company, including foreign stock represented by an ADS, following delisting or termination of the underlying equity under “General Terms of the Securities — Antidilution Events — Reorganization Events” and “— Delisting and Suspension of Trading of Common Stock” and “Delisting of ADSs on Termination of ADS facility.”); or
➢	if the underlying equity (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority (“FINRA”), the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or
➢	otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the underlying equity (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

General Terms of the Securities

Market Disruption Event

The calculation agent will determine the applicable Ending Price on the final valuation date or such other equity valuation date or dates as described under “ — Payment at Maturity”. As described above, the final valuation date or other equity valuation date(s) may be postponed, and thus the determination of the Ending Price may be postponed if the calculation agent determines that, on any such date, a market disruption event has occurred or is continuing. Notwithstanding the occurrence of one or more of the events below, which may, in the calculation agent’s discretion, constitute a market disruption event, the calculation agent may in its discretion waive its right to postpone the Ending Price determination if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Ending Price of the underlying equity on such date. If such a postponement occurs, the calculation agent will use the applicable closing price on the first business day on which the closing price is observable and no market disruption event occurs or is continuing. In no event, however, will the determination of the Ending Price be postponed by more than ten business days.

If the determination of the Ending Price is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Ending Price will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Ending Price that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

➢	a suspension, absence or material limitation of trading in the underlying equity in its primary market or markets for more than two hours or during the one-half hour before the close of trading in that market or markets, as determined by the calculation agent in its sole discretion;
➢	a suspension, absence or material limitation of trading in option or futures contracts relating to the underlying equity in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market or markets, as determined by the calculation agent in its sole discretion; or
➢	the underlying equity does not trade on what was, on the trade date, the primary market for that underlying equity, as determined by the calculation agent in its sole discretion;

or

➢	in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to (1) unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the underlying equity generally;

or

➢	if the underlying equity is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the equity securities which then comprise 20% or more of the value of the assets underlying the ETF on the relevant exchanges for such securities for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session of such relevant exchange, in each case as determined by the calculation agent in its sole discretion; or
➢	if the underlying equity is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading on any major U.S. securities market for trading in futures or options contracts related to the assets underlying the ETF for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session of such market, in each case as determined by the calculation agent in its sole discretion.

General Terms of the Securities

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying equity or, if the underlying equity is an ETF, to the securities constituting the assets of the ETF.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the underlying equity or, if the underlying equity is an ETF, to the securities constituting the assets of the ETF in the primary markets for those contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, for any offering of the Securities, a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlying equity or, if the underlying equity is an ETF, to the securities constituting the assets of the ETF in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a display in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to the underlying equity or, if the underlying equity is an ETF, to the securities constituting the assets of the ETF in the primary market for those contracts.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Antidilution Adjustments

The Share Adjustment Factor is subject to adjustment by the calculation agent as a result of the anti-dilution and reorganization adjustments described in this section. The adjustments described below do not cover all events that could affect the value of the Securities, as discussed under “Risk Factors — Antidilution protection is limited” above.

If a dilution or reorganization event occurs affecting the shares of the underlying equity and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the underlying equity, the calculation agent will make any adjustments with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event. The calculation agent may, in its sole discretion, make any adjustments as necessary to ensure an equitable result. This could include adjustments that differ from, or that are in addition to, those described in this product supplement if, in the calculation agent’s sole discretion, such adjustments are necessary to achieve an equitable result or otherwise. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying equity or any successor equity.

No adjustments to the Share Adjustment Factor will be required unless it would require a change of at least 0.1% in the Share Adjustment Factor then in effect. The Share Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward.

No adjustments to the Share Adjustment Factor will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of the underlying equity on any trading day during the term of the Securities. No adjustments will be made

General Terms of the Securities

for certain other events, such as offerings of common stock by the issuer of the underlying equity for cash or in connection with acquisitions or otherwise or the consummation of a partial tender offer or exchange offer for the underlying equity by the underlying equity issuer or any third party.

The calculation agent, shall be solely responsible for (1) the determination and calculation of any adjustments to the Share Adjustment Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section, and (2) the determination of any successor underlying equity (as defined below), and its determinations and calculations shall be conclusive absent manifest error.

How adjustments will be made

If one of the events described below occurs and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the underlying equity, the calculation agent will calculate a corresponding adjustment to the Share Adjustment Factor as the calculation agent, in its sole discretion, deems appropriate to account for that diluting or concentrative effect.

If more than one event requiring adjustment occurs, the calculation agent will make such an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, the calculation agent will adjust the Share Adjustment Factor for the first event, then adjust the Share Adjustment Factor for the second event (applying the required adjustment to the Share Adjustment Factor as already adjusted for the first event), and so on for any subsequent events.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a Reorganization Event (as defined below) affecting the shares of the underlying equity, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent. The calculation agent will provide information about any adjustments it makes upon your written request.

The calculation agent will also determine the effective date of that adjustment and the substitution of the underlying equity, if applicable, upon the occurrence of a Reorganization Event. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the adjustment to the Share Adjustment Factor.

For purposes of these adjustments, except as noted below, if an ADS is serving as the applicable underlying common stock, all adjustments for such underlying common stock will be made as if the foreign stock is serving as the underlying common stock. If your Securities are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for the Securities, the dividend paid by the issuer of the foreign stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If an ADS is serving as the applicable underlying common stock, no adjustment will be made if (1) holders of ADSs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) to the extent that the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has adjusted the number of shares of foreign stock represented by each ADS so that the ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of foreign stock represented by each ADS is changed for any other reason, appropriate antidilution adjustments may be made to reflect such change.

General Terms of the Securities

The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Risk Factors — You have limited antidilution protection” on page PS-14.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If the underlying equity is subject to a stock split or reverse stock split, then once any split has become effective, the Share Adjustment Factor relating to the underlying equity will be adjusted so that the new Share Adjustment Factor shall equal the product of:

➢	the prior Share Adjustment Factor, and
➢	the number of shares that a holder of one share of the underlying equity before the effective date of that stock split or reverse stock split would have owned immediately following the applicable effective date.

Stock Dividends or Distributions

A stock dividend results when a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If the underlying equity is subject to (i) a stock dividend, i.e., issuance of additional shares of the underlying equity, that is given ratably to all holders of shares of the underlying equity, or (ii) a distribution of shares of the underlying equity as a result of the triggering of any provision of the corporate charter of the issuer of the underlying equity, then, once the dividend has become effective and the shares are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

➢	the prior Share Adjustment Factor, and
➢	the number of additional shares issued in the stock dividend with respect to one share of the underlying equity.

Other Non-cash Distributions

If the issuer of the underlying equity distributes shares of capital stock, evidences of indebtedness or other assets or property to holders of the underlying equity (other than (i) dividends and distributions referred to under “ — Stock Splits and Reverse Stock Splits” and “ — Stock Dividends or Distributions” above and (ii) rights or warrants and cash distributions or dividends referred under “ — Extraordinary Cash Dividends or Distributions” and “ — Transferable Rights and Warrants” below), then, once the distribution has become effective and the shares are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

➢	the prior Share Adjustment Factor, and
➢	a fraction whose numerator is the Current Market Price of the underlying equity and whose denominator is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution; provided, however, that if the Fair Market Value of such distribution equals or exceeds the Current Market Price of the underlying equity, the calculation agent shall determine in its sole discretion the appropriate adjustment to the Share Adjustment Factor.

General Terms of the Securities

The “Current Market Price” of the underlying equity means the arithmetic average of the closing prices of the underlying equity for the ten trading days prior to the trading day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Share Adjustment Factor.

The “ex-dividend date” shall mean, with respect to distributions of a dividend, the first trading day on which the underlying equity trades on the relevant exchange without the right to receive that distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Notwithstanding the foregoing, a distribution on the underlying equity described in clause (a), (d) or (e) of the section entitled “ — Reorganization Events” below that also would require an adjustment under this section shall not cause an adjustment to the Share Adjustment Factor of the underlying equity and shall be treated as a Reorganization Event (as defined below) only pursuant to clause (a), (d) or (e) under the section entitled “ — Reorganization Events.” A distribution on the underlying equity described in the section entitled “ — Transferable Rights or Warrants” that also would require an adjustment under this section shall cause an adjustment only pursuant to the section entitled “ — Transferable Rights or Warrants.”

Extraordinary Cash Dividends or Distributions

If the issuer of the underlying equity pays dividends or makes other distributions consisting exclusively of cash to all holders of the underlying equity during the term of the Securities, in an aggregate amount that, together with other such dividends or distributions made during the same quarterly fiscal period, exceeds the Dividend Threshold, then, once such extraordinary dividend or distribution has become effective and the shares are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

➢	the prior Share Adjustment Factor, and
➢	a fraction whose numerator is the Current Market Price of the underlying equity and whose denominator is the amount by which such Current Market Price exceeds the amount in cash per share the issuer of the underlying equity distributes to holders of underlying equity in excess of the Dividend Threshold; provided, however, that if the amount in cash per share of such extraordinary dividend or distribution equals or exceeds the Current Market Price of the underlying equity, the calculation agent shall determine in its sole discretion the appropriate adjustment to the Share Adjustment Factor.

“Dividend Threshold” shall mean the amount of any extraordinary cash dividend or cash distribution distributed per share of the underlying equity that exceeds the immediately preceding non-extraordinary cash dividend or other cash distribution, if any, per share of the underlying equity by more than 10% of the closing price of the underlying equity on the trading day immediately preceding the ex-dividend date.

The extraordinary cash dividend amount (which amount includes all other such dividends or distributions made during the same quarterly fiscal period) with respect to an extraordinary dividend or distribution for the underlying equity equals:

➢	for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying equity minus the amount per share of underlying equity of the immediately preceding dividend, if any, that was not an extraordinary dividend for the applicable underlying equity; or

General Terms of the Securities

➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent in its sole discretion. A distribution payable to the holders of the underlying equity that is both an extraordinary dividend and payable in underlying equity, or an issuance of rights or warrants with respect to the underlying equity that is also an extraordinary dividend, will result in an adjustment to the share adjustment factor as described under “— Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the issuer of the underlying equity issues transferable rights or warrants to all holders of the underlying equity to subscribe for or purchase the underlying equity, including new or existing rights to purchase the underlying equity at an exercise price per share less than the closing price of the underlying equity on the business day before the ex-dividend date for such issuance, then the Share Adjustment Factor will be adjusted on the business day immediately following the ex-dividend date for the issuance of such transferable rights or warrants so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

➢	the prior Share Adjustment Factor, and
➢	the number of shares of the underlying equity that can be purchased with the cash value of such warrants or rights distributed on one share of the underlying equity.

The number of shares that can be purchased will be based on the closing price of the underlying equity on the date the new Share Adjustment Factor is determined. The cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange, will equal the closing price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange, the calculation agent will determine, in its good faith estimate, the price of such warrant or right on the date on which the new Share Adjustment Factor is determined, in its sole discretion.

Reorganization Events

If the underlying equity is common stock and prior to the Maturity Date,

(a)	there occurs any reclassification or change of the underlying common stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of the underlying common stock,
(b)	the underlying equity issuer, or any surviving entity or subsequent surviving entity of such issuer (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,
(c)	any statutory exchange of securities of the underlying equity issuer or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,
(d)	the underlying equity issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,
(e)	the underlying equity issuer issues to all of its shareholders equity securities of an issuer other than the underlying equity issuer, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-off Event”), or
(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the underlying equity issuer and is consummated for all or substantially all of such

General Terms of the Securities

shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”),

then, instead of adjusting the Share Adjustment Factor, the calculation agent, in its sole discretion without consideration for the interests of investors, shall either:

(A)	determine a successor underlying equity (as defined below) to the underlying common stock that is affected by any such Reorganization Event (the “original underlying equity”) after the close of the principal trading session on the trading day immediately prior to the effective date of such Reorganization Event in accordance with the following paragraph (the successor stock, as so determined, the “successor underlying equity”); or
(B)	deem the closing price and the Share Adjustment Factor of the original underlying equity on the trading day immediately prior to the effective date of such Reorganization Event to be the closing price and Share Adjustment Factor of the original underlying equity on every remaining trading day to, and including, the final valuation date (subject to adjustment in the sole discretion of the calculation agent upon one or more subsequent Reorganization Events).

Upon the determination by the calculation agent of any successor underlying equity pursuant to clause (A) of the preceding sentence, the term “underlying equity” in this product supplement or the applicable pricing supplement shall no longer be deemed a reference to the original underlying equity and shall be deemed instead a reference to the successor underlying equity for all purposes, and references in this product supplement or the applicable pricing supplement to “issuer” of the original underlying equity shall be deemed to be to the issuer of the successor underlying equity.

Upon the selection of the successor underlying equity by the calculation agent pursuant to clause (A) of the preceding paragraph:

(i)	the Starting Price for the successor underlying equity will be the closing price of the successor underlying equity on the trading day immediately following the effective date of the Reorganization Event multiplied by the Starting Price of the original underlying equity and divided by the closing price of the original underlying equity on the trading day immediately prior to the effective date of such Reorganization Event; and
(ii)	the Share Adjustment Factor for the successor underlying equity shall be 1.0, subject to adjustment for certain corporate events related to the successor underlying equity in accordance with “ — Antidilution Adjustments.”

For the avoidance of doubt, in the case of an issuance by the issuer of the underlying equity to all of its shareholders of equity securities of an issuer other than the issuer of the underlying equity as described in clause (e) above, if the closing price of the underlying equity as of the effective date of such issuance does not increase or decline by at least 50% from the Starting Price of the underlying equity, such issuance shall not constitute a Reorganization Event and no adjustments shall be made under this “ — Reorganization Events” section. Instead, the underlying equity will be subject to adjustments as described under “ — Non-cash Distributions” above.

The “successor underlying equity” will be a common stock (which may be a stock issued by a non-U.S. company and quoted and traded in a foreign currency) that, in the sole discretion of the calculation agent, is the most comparable to the original underlying equity, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility.

Following a Reorganization Event in which a successor underlying equity is selected, the Share Adjustment Factor of the successor underlying equity will be subject to adjustment as described above under this “Antidilution Adjustments” section, and, if no successor underlying equity is selected, the

General Terms of the Securities

issuer of the original underlying equity will, upon a subsequent Reorganization Event, be subject to the election by the calculation agent described in clause (A) and (B) of the first paragraph under “ — Antidilution Adjustments  — Reorganization Events”.

We will, or will cause the calculation agent to, provide written notice to the trustee, to us and to DTC within thirty business days immediately following the effective date of any Reorganization Event, of the successor underlying equity issuer, the successor underlying equity and the Starting Price for the successor underlying equity, as well as the original underlying equity so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the successor underlying equity is a stock issued by a non-U.S. company and quoted and traded in a foreign currency, then the closing price of the substitute security will be converted to U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such substitute security relative to the U.S. dollar as published by Reuters Group PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate in its sole discretion.

If an ADS is serving as the underlying equity and the foreign stock represented by such ADS is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADSs are not eligible to participate in such reorganization event or (2) to the extent that the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has made adjustments to account for the effects of such reorganization event. However, if holders of ADSs are eligible to participate in such reorganization event and the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has not made adjustments to account for the effects of such reorganization event, the calculation agent in its sole discretion may make any necessary adjustments to account for the effects of such reorganization event.

Delisting or Suspension of Trading of Common Stock

If a common stock serving as the underlying equity is delisted or trading of such underlying stock is suspended, and a major U.S. exchange or market lists or approves for trading a successor or substitute security that the calculation agent determines in its sole discretion to be comparable to such underlying stock (“successor security”), then the successor security will be deemed to be the underlying stock and the calculation agent, in its sole discretion, will determine the Starting Price and the Share Adjustment Factor by reference to the successor security. If the calculation agent determines that there is no successor security comparable to the applicable underlying stock or the successor security that the calculation agent determines to be comparable to the underlying stock is delisted or trading of the successor security is suspended, then the calculation agent may select a substitute security. A “substitute security” will be the common stock or ADS, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary industry classification as the issuer of the applicable underlying stock as published on the Bloomberg Professional® service page <Ticker>< Equity>RV<GO>

General Terms of the Securities

or any successor thereto that is not subject to a hedging restriction and that is the most comparable to the issuer of the applicable underlying stock as determined by the calculation agent in good faith based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Securities with respect to the common stock or ADSs of such company. If there is no issuer with the same primary industry classification as the issuer of the applicable underlying stock that (i) has common stock or ADSs listed or approved for trading on a major U.S. exchange or market and (ii) is not subject to a hedging restriction, the calculation agent may select a substitute security that is a common stock or ADS then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification as the issuer of the applicable underlying stock; second, issuers with the same primary “Industry” classification as the issuer of the applicable underlying stock; and third, issuers with the same primary “Industry Group” classification as the issuer of the applicable underlying stock. “Sub-Industry,” “Industry” and “Industry Group” have the meanings assigned by Standard & Poor’s, a Division of the McGraw-Hill Companies, Inc., or any successor thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures. The substitute security will be deemed to be the underlying stock and the calculation agent, in its sole discretion, will determine the Starting Price and the Share Adjustment Factor by reference to the substitute security. If the substitute security is issued by a non-U.S. company and quoted and traded in a foreign currency, then for all purposes, the closing price of the substitute security will be converted to U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such substitute security relative to the U.S. dollar as published by Reuters Group PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate in its sole discretion.

If the applicable underlying stock is delisted or trading of the applicable underlying stock is suspended and the calculation agent determines in its sole discretion that no successor security or substitute security comparable to the applicable underlying stock exists, then the calculation agent will deem the closing price and the Share Adjustment Factor of the applicable underlying stock on the trading day immediately prior to the delisting or suspension to be the closing price and Share Adjustment Factor of the applicable underlying stock on every remaining trading day to, and including, the final valuation date.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as the underlying equity is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted to

General Terms of the Securities

trading or the date of such termination, as applicable (the “change date”), the foreign stock will be deemed to be the underlying equity and the calculation agent, in its sole discretion, will determine the Starting Price and the Share Adjustment Factor by reference to the foreign stock. To the extent that the foreign stock substituted for the original underlying equity represents more than or less than one share of such foreign stock, the calculation agent may, in its sole discretion, modify any terms as necessary to ensure an equitable result including, but not limited to, the Share Adjustment Factor and the Starting Price. On and after the change date, for all purposes, the closing price of the foreign stock will be converted to U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of the foreign stock relative to the U.S. dollar as published by Reuters Group PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate in its sole discretion.

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as the underlying equity (“original ETF”) is delisted or trading of the original ETF is suspended, and a major U.S. exchange or market lists or approves for trading a successor or substitute ETF that the calculation agent determines in its sole discretion to be comparable to the original ETF (“successor ETF”), then the successor ETF will be deemed to be the underlying equity and the calculation agent, in its sole discretion, will determine the Starting Price and the Share Adjustment Factor by reference to the successor ETF.

If the calculation agent determines that there is no successor ETF comparable to the original ETF or if the successor ETF that the calculation agent determines to be comparable to the original ETF is delisted or trading of the successor ETF is suspended, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the exchange traded fund, which is listed or approved for trading on a major U.S. exchange or market, whose exchange traded fund (i) has the same underlying index as the original ETF and (ii) is the most comparable to the original ETF as determined by the calculation agent in good faith based upon various criteria including but not limited to market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the underlying equity and the calculation agent, in its sole discretion, will determine the Starting Price and the Share Adjustment Price by reference to the substitute ETF.

If the calculation agent determines in its sole discretion that no successor ETF or substitute ETF comparable to the original ETF exists, then the calculation agent will deem the closing price and the Share Adjustment Factor of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing price and the Share Adjustment Factor of the original ETF on every remaining trading day to, and including, the final valuation date.

If at any time the index of securities constituting the assets of an ETF serving as the underlying equity is changed in a material respect, or if the ETF in any other way is modified so that the price of its shares do not, in the opinion of the calculation agent, fairly represent the price of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make

General Terms of the Securities

those calculations and adjustments as, in its sole discretion, may be necessary in order to arrive at a price of the shares of an ETF comparable to the ETF serving as the underlying equity, as if those changes or modifications had not been made, and determine the closing prices by reference to the price of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the price of its shares is a fraction of what it would have been if it had not been modified (e.g., due to a split or a reverse split), then the calculation agent will adjust the price in order to arrive at a price of the shares of the ETF as if it had not been modified (e.g., as if the split or the reverse split had not occurred). The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “ — Default Amount.”

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “ — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or

General Terms of the Securities

undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the NYSE, NYSE Arca, the AMEX, NASDAQ, the Chicago Mercantile Exchange, the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading and, in each case, a market disruption event has not occurred.

Business Day

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in the “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus.

General Terms of the Securities

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “ — Maturity Date” and “ — Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, business days, the default amount, the Starting Price, the Ending Price and the amount payable in respect of your Securities. The calculation agent shall make all such determinations in good faith. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

Unless otherwise specified in the applicable pricing supplement, the Securities will be booked through UBS AG, Jersey Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of the underlying equity and/or listed and/or over-the-counter options or futures on the underlying equity prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of the underlying equity or other securities of issuers of the underlying equity or securities constituting the assets of an ETF;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the underlying equity or securities constituting the assets of an ETF, or the price of other similar assets; or
➢	any combination of the above two.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the underlying equity or securities constituting the assets of an ETF, listed or over-the-counter options or futures on the underlying equity or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the underlying equity or securities constituting the assets of an ETF, or indices designed to track the performance of the underlying equity or securities constituting the assets of an ETF.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time and payment at maturity of your Securities. See “Risk Factors” on page PS-12 for a discussion of these adverse effects.

ERISA Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than adequate consideration in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the Securities will not constitute a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the

ERISA Considerations

PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement at the price specified on the cover of the applicable pricing supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Securities at the original issue price applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Securities to securities dealers at a discount from the original issue price up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-39, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS Securities LLC and UBS Financial Services Inc. and/or their affiliate may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.